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                                                              Exhibit 99(e)(7)


                                     FORM OF
                 NON-COMPETITION AND NON-SOLICITATION AGREEMENT


            NON-COMPETITION AND NON-SOLICITATION AGREEMENT (the "AGREEMENT"), dated as of August 9, 2002, is by and between [_________] ("EMPLOYEE") and The DeWolfe Companies, Inc., a Massachusetts corporation (the "COMPANY").

                                    RECITALS

            WHEREAS, Employee recognizes that, as an employee of the Company, Employee has occupied, and will continue to occupy, a position of trust with the Company and its subsidiaries;

            WHEREAS, Employee acknowledges that the businesses currently conducted by the Company and its subsidiaries, including but not limited to (i) real estate brokerage, referral and property management, (ii) relocation, (iii) mortgage origination, brokerage and lending, and (iv) insurance brokerage, and the provision of related products and services (collectively, the "BUSINESS") are intensely competitive;

            WHEREAS, in connection with Employee's employment by the Company, Employee has obtained specialized knowledge of the Business and has had, and will continue to have, access to trade secrets, customer lists, data, records, financial information, proprietary methods, personnel information, business secrets, operational methods and other valuable confidential business information in connection with the Business which is not generally publicly available, the disclosure of which would place the Company and its subsidiaries at a serious competitive disadvantage, and would do serious damage to the Company and its subsidiaries, financial and otherwise; and

            WHEREAS, it is proposed that the Company enter into an agreement and plan of merger, dated as of August 12, 2002, with NRT Incorporated and Timber Acquisition Corporation (the "MERGER AGREEMENT") and Employee is entering into this Agreement in connection with the merger proposed in the Merger Agreement.

            NOW, THEREFORE, in consideration, among other things, of Employee's continued employment by the Company and the mutual promises contained herein, Employee covenants and agrees with the Company as follows:

1. This Agreement shall become effective immediately upon the date of this Agreement. For purposes of this Agreement, the restricted period shall be the later of (i) the date that is [__] years from the date of this Agreement or (ii) the date that is 12 months after the termination of Employee's affiliation with the Company and its subsidiaries ("RESTRICTED PERIOD").

2. Employee shall not, at any time during the Restricted Period, without the prior written permission of the Company, directly or indirectly, engage in any activity which is the

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      same as, similar to, or competitive with any area of the Business (or any segment thereof) in which Employee is involved during his employment with the Company, within a fifty (50) mile radius of the location of any office of the Company existing on the date hereof (collectively, the "RESTRICTED AREAS") or at any time during Employee's employment with the Company ("COMPETITIVE ACTIVITIES").

            For purposes of this Agreement, Employee shall be deemed to be engaging in a Competitive Activity if Employee, directly or indirectly, engages or participates in, without limitation, any of the following conduct:

            (i) operates, carries on, engages in, participates in or provides services in any Competitive Activity as a principal, or on his or her own account, or solely or jointly with others as a director, officer, member, manager, agent, employee, security holder, independent contractor, consultant, partner, trustee or beneficiary of a trust, or stockholder or limited partner; PROVIDED, that (A) nothing contained herein shall preclude Employee's purchase or ownership of securities of any company engaged in any business the same as or similar to, or competitive with the Business if such securities are publicly traded and Employee's holdings do not exceed five percent (5%) of the issued and outstanding securities of any class of securities of such company, and (B) nothing contained herein shall preclude Employee from engaging in any activities with respect to real estate, including, without limitation, the purchase, sale, ownership or management thereof, if Employee owns, directly or indirectly, a controlling equity interest in such real estate;

            (ii) invests in or lends credit or money for the purpose of establishing or operating any Competitive Activity; PROVIDED, that nothing contained herein shall preclude Employee's purchase or ownership of securities of any company engaged in any business the same as or similar to, or competitive with the Business if (A) such securities are publicly traded, and
                  (B) Employee's holdings do not exceed five percent (5%) of the issued and outstanding securities of any class of securities of such company;

            (iii) carries on, or engages or participates in, negotiations with respect to the acquisition or disposition of any Competitive Activity;

            (iv) gives advice to any other person, firm, association, corporation or other entity engaging in any Competitive Activity with respect to such Competitive Activity; or

            (v) lends or allows the skill, knowledge or experience of Employee to be used in any Competitive Activity.

3. Employee represents, stipulates and acknowledges that (i) Employee's experience and capabilities are such that the provisions herein contained will not prevent Employee


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      from earning a livelihood, (ii) it would cause the Company serious and irreparable injury and cost if Employee were to use his ability and knowledge to engage in any Competitive Activity, or to otherwise breach the obligations contained herein, and (iii) the foregoing restrictions on competition are fair and reasonable in both geographic and temporal scope and are reasonably necessary to protect the legitimate business interests of the Company and its subsidiaries.

4. Employee shall not at any time hereafter, whether individually or collectively, make use of, develop, divulge, communicate, disclose, or otherwise use to the detriment of the Company, or any of its subsidiaries or affiliates, or for the benefit of any other person or persons, or misuse in any way, directly or indirectly, any confidential information, trade secrets or business secrets (including, without limitation, any customer lists, data, records, financial information, personnel information or any other information, constituting a trade or business secret) concerning the Company or its subsidiaries or affiliates, or the business or policies of the Company or its subsidiaries or affiliates, which the undersigned may have learned as a result of having been, or in the future continuing to be, an employee of the Company or any of its subsidiaries or affiliates. Employee acknowledges and agrees that such information or data that Employee may have acquired on any of these matters was received in confidence and as a fiduciary of the Company, its subsidiaries or affiliates, and all such information will be kept confidential.

5.    Employee shall not, during the Restricted Period, directly or indirectly:

            (i) solicit or induce, or attempt to solicit or induce, any employee, sales agent, sales associate or other independent contractor of the Company or its subsidiaries or affiliates engaged in the Business which have operations within any of the Restricted Areas ("RESTRICTED AFFILIATES") to leave the Company or its subsidiaries or Restricted Affiliates for any reason whatsoever, or hire, solicit to hire, or in any other manner interfere with the business relationship between the Company or its subsidiaries or Restricted Affiliates and any employee, sales agent, sales associate or other independent contractor of the Company or its subsidiaries or Restricted Affiliates; PROVIDED, that nothing contained herein shall prevent Employee from placing advertisements in newspapers, Internet job sites and other media generally accessible to the public, employing a recruitment service or making any other general recruitment effort that is not specifically directed at any employee, sales agent, sales associate or other independent contractor of the Company or its subsidiaries or Restricted Affiliates, for so long as Employee does not, directly or indirectly, hire any employee, sales agent, sales associate or other independent contractor of the Company or its subsidiaries or Restricted Affiliates;

            (ii) solicit the business of, or conduct any business with, any customer or client or prospective customer or client of the Company, its


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                  subsidiaries or Restricted Affiliates for any business purpose other than for the benefit of the Company or its subsidiaries or Restricted Affiliates with whom Employee had contact or dealings on behalf of the Company or its subsidiaries or Restricted Affiliates; PROVIDED, that nothing contained herein shall prevent Employee from soliciting the business of, or conducting any business with, any customer or client or prospective customer or client of the Company, its subsidiaries or Restricted Affiliates for any business purpose that is not a Competitive Activity and that does not otherwise interfere with the relationship, as it relates to the Business, of the Company, its subsidiaries or Restricted Affiliates with such customer or client or prospective customer or client. For purposes of this Section, a "prospective customer or client" is any potential customer or client that was, to the knowledge of Employee, actively solicited by the Company or its subsidiaries or Restricted Affiliates within the 12 months preceding the solicitation or trade of the Employee prohibited by this Section 5;

            (iii) interfere or attempt to interfere with any transaction, prospective agreement, business opportunity or business relationship involving the Company or its subsidiaries or Restricted Affiliates in which Employee was involved; or

            (iv) otherwise engage or participate in any effort or act to induce any person to discontinue a relationship with the Company or its subsidiaries or Restricted Affiliates.

6. Employee acknowledges, stipulates and agrees that irreparable injury will result to the Company and its subsidiaries and affiliates in the event of a breach of any of the covenants or agreements contained herein, and each of the undersigned agrees that in the event of any such breach of any of the provisions set forth herein, the Company and its subsidiaries or affiliates shall be entitled, in addition to any other remedies available to it (including, without limitation, damages and any right of offset), to equitable relief in the form of an injunction or otherwise to restrain any such breach hereof by the undersigned. Nothing herein contained shall in any way be construed as limiting the Company's and its subsidiaries' or affiliates' remedies in any way.

7. This Agreement shall be construed and enforced in accordance with, and governed by, the laws of the State of Delaware, without reference to the conflict of laws principles thereof.

8. If Employee breaches any of the provisions of this Agreement, the Company and its subsidiaries, affiliates, successors and assigns shall have the following rights and remedies, each of which shall be independent of the others and severally enforceable, and each of which shall be in addition to, and not in lieu of, any other rights or remedies available to the Company and its subsidiaries, affiliates, successors and assigns at law or in equity under this Agreement or otherwise:


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            (i)   The right and remedy to have each and every one of the
                  covenants in this Agreement specifically enforced and the right and remedy to obtain injunctive relief, it being agreed that any breach or threatened breach of any of the restrictive covenants in this Agreement would cause irreparable injury to the Company and its subsidiaries, affiliates, successors and assigns and that money damages would not provide an adequate remedy to the Company or its subsidiaries, affiliates, successors or assigns;

            (ii) Employee acknowledges and agrees that the restrictive covenants in this Agreement are reasonable and valid in geographic and temporal scope and in all other respects. If, however, any court subsequently determines that any of the restrictive covenants, or any part thereof, is invalid or unenforceable, the remainder of the restrictive covenants shall not thereby be affected and shall be given full effect without regard to the invalid portions;

            (iii) If any court determines that any of the restrictive covenants, or any part thereof, is unenforceable because of the duration or geographic scope of such provision, such court shall have the power to reduce the duration or scope of such provision, as the case may be, but only to the extent absolutely necessary to render the provision(s) enforceable and only in view of the parties' express desire that the Company, its subsidiaries and affiliates be protected to the greatest extent allowed by law, and, in its reduced form, such provision shall then be enforceable to the maximum extent permitted by applicable law; and

            (iv) Employee intends to and hereby confers jurisdiction to enforce each and every one of the covenants in this Agreement upon the courts of any jurisdiction within the geographic scope of such restrictive covenants. If the courts of any one or more of such jurisdictions hold the restrictive covenants unenforceable by reason of the breadth of such scope or otherwise, it is the intention of Employee that such determination shall not bar or in any way affect the Company's or any of its subsidiaries' or affiliates', successors' or assigns' right to the relief provided above in the courts of any other jurisdiction within the geographic scope of such restrictive covenants, as to breaches of such restrictive covenants in such other respective jurisdictions, such restrictive covenants as they relate to each jurisdiction being, for this purpose, severable into diverse and independent covenants.

9.    This Agreement is not a contract of employment for any term.

10. Employee may not assign any of his rights or obligations under this Agreement without the prior written consent of the Company. The Company may assign any or all of its rights and/or obligations under this Agreement without Employee's consent.


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11.   No provisions of this Agreement may be amended, modified, waived or discharged unless such amendment, modification, waiver or discharge is agreed to in writing signed by the parties hereto.

12. This Agreement contains the entire agreement between the parties with respect to the subject matters hereof and supercedes all prior agreements, understandings, discussions and negotiations, oral or written, with respect to the subject matter hereof.

                            [SIGNATURE PAGE FOLLOWS]





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            IN WITNESS WHEREOF, the parties have caused this Agreement to be executed effective the day and year first above written.






                                       -----------------------------------------
                                       Name:



                                       THE DEWOLFE COMPANIES, INC.

                                       By:
                                          --------------------------------------
                                          Name:
                                          Title: